UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) March 3, 2008

Superior Uniform Group, Inc.
 (Exact Name of Registrant as Specified in Charter)

Florida	1-5869-1	11-1385670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10055 Seminole Blvd., Seminole, Florida	33772
(Address of Principal Executive Offices)	(Zip Code)

(727) 397-9611
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

Transfer of Listing

On March 3, 2008, the Executive Committee of the Board of Directors of Superior Uniform Group, Inc. (the “Company”) approved the listing of the Company’s common stock on The NASDAQ Stock Market LLC and withdrawal from The American Stock Exchange.  On March 3, 2008, the Company received a letter from The NASDAQ Stock Market LLC approving the Company’s application to list its common stock on The NASDAQ Global Market.  The Company provided The American Stock Exchange the required written notice of the Company’s intention to withdraw the listing of its common stock from The American Stock Exchange on March 10, 2008.

The Company expects that its common stock will begin trading on The NASDAQ Global Market under the symbol “SGC” on March 24, 2008.  The Company’s common stock will continue to trade on The American Stock Exchange under the current symbol “SGC” until such date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

  SUPERIOR UNIFORM GROUP, INC.

By:    /s/ Andrew D. Demott, Jr.
Andrew D. Demott, Jr.
  Senior Vice President and Chief Financial Officer

Date: March 10, 2008